Exhibit 10.2
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
REPUBLIC AIRWAYS HOLDINGS INC.
2025 EQUITY INCENTIVE PLAN
Republic Airways Holdings Inc., Delaware corporation (the “Company”), pursuant to its 2025 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the target number of Restricted Stock Units set forth below (referred to herein as “PSUs”). The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:
Target Number of
Restricted Stock Units (“PSUs”):
Performance Period:    January 1,       to December 31,
Vesting Schedule:    Provided the Participant has not undergone a Termination prior to the applicable vesting date (or event), the PSUs shall vest as to between 0% and 200% of the “Target Number of Restricted Stock Units (“PSUs”)” set forth above based on the satisfaction of the Performance Conditions as set forth on Appendix A attached hereto.
Dividend Equivalents:    The PSUs shall be credited with dividend equivalent payments, as provided in Section 12(c)(iii) of the Plan.
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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT1
______________________________

REPUBLIC AIRWAYS HOLDINGS INC.
___________________________________
By:
Title:

1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.
[Signature Page to Performance Stock Unit Grant Notice (Employees)]

Appendix A
The number of PSUs that will vest will be determined by applying the applicable percentage in the table below to the “Target Number of Restricted Stock Units (“PSUs”)” set forth in the Performance Stock Unit Grant Notice to which this Appendix A is attached (the “Grant Notice”), based on the Performance Conditions set forth in the table below:

Performance Condition	Period	Weight	Threshold (50%)	Target (100%)	Max (200%)
3-Year Cumulative CCF	1/1/ – 12/31/	%	%	%	%
3-Year Annual Average Daily Utilization Target	1/1/ – 12/31/	%
	1/1/ – 12/31/	%	Established during goal setting
	1/1/ – 12/31/	%	Established during goal setting
Pre-Tax Income	1/1/ – 12/31/	%	$	$	$
	1/1/ – 12/31/	%	Established during goal setting
	1/1/ – 12/31/	%	Established during goal setting
For purposes of this Appendix A, the following terms shall have the meanings set forth below:
•“Controllable Completion Factor” or “CCF” shall mean the percentage of completed scheduled flights over which the Company had control, excluding cancelled flights due to uncontrollable factors such as weather.
•“Daily Utilization Target” shall mean the daily average of the product of total block hours scheduled divided by the number of scheduled aircraft each calendar day.
•“Pre-Tax Income” shall mean the Company’s pre-tax income for the period as determined by U.S. Generally Accepted Accounting Principles (GAAP).
The minimum number of PSUs that may vest is zero and the maximum number of PSUs that may vest is 200% of the target number of PSUs granted under the Grant Notice.
Except as otherwise provided below, the date on which such PSUs vest shall be the date on which the Committee certifies the performance achieved against the Performance Conditions set forth above (the “Certification Date”) (which certification will occur as soon as practicable, but in no event more than 60 days, following the end of the Performance Period that ends on December 31,      ); provided, that such vesting shall be subject to the Participant’s continuous employment with the Service Recipient through the end of the Performance Period that ends on December 31,      , except as otherwise provided below. Any PSUs that do not vest are automatically forfeited, effective as of the last day of the Performance Period that ends on December 31,      .
Change in Control. Upon a Change in Control, all PSUs will be deemed as earned (i) based on actual performance for any Performance Period that has been completed prior to the date of such

Change in Control, and (ii) at the greater of Target or actual performance for all remaining Performance Periods and, except as otherwise provided below, will vest on the last day of the Performance Period that ends on December 31,      , subject to the Participant’s continuous employment with the Service Recipient through such date.
Retirement. In the event of a Termination as a result of the Participant’s Qualified Retirement (as defined by the Committee from time to time in its sole discretion), a pro-rated portion (based on (x) the number of days worked during the applicable Performance Period over (y) the total number of days in such Performance Period) of the PSUs (if any) that would have vested based on actual performance upon the Certification Date had the Participant not undergone a Termination prior to the end of the Performance Period that ends on December 31,       and be settled in accordance with Section 3 of the Performance Stock Unit Agreement at the same time as Awards for such Performance Period are settled for other Participants under the Plan, subject to the Release Condition (as defined below).
Death or Disability. In the event of a Termination as a result of the Participant’s death or Disability, all unvested PSUs shall immediately vest (i) based on actual performance for any Performance Period that has been completed prior to the date of such Termination; and (ii) at Target for all remaining Performance Periods, and be settled in accordance with Section 3 of the Performance Stock Unit Agreement, subject to the Release Condition.
Involuntary Termination (other than in connection with a Change in Control). In the event of a Termination by the Service Recipient without Cause (other than as a result of the Participant’s death or Disability) or by the Participant for Good Reason (as defined in any employment, severance, consulting, or other similar agreement between the Participant and the Service Recipient in effect at the time of such Termination), except as otherwise provided below, a pro-rated portion (based on (x) the sum of (1) the number of days worked during the applicable Performance Period and (2) three hundred and sixty-five (365), over (y) the total number of days in such Performance Period) of the PSUs (if any) that would have vested based on actual performance upon the Certification Date had the Participant not undergone a Termination prior to the end of the Performance Period that ends on December 31,       and be settled in accordance with Section 3 of the Performance Stock Unit Agreement at the same time as Awards for the applicable Performance Period are settled for other Participants under the Plan, subject to the Release Condition.
Involuntary Termination following a Change in Control. In the event of a Termination by the Service Recipient without Cause or by the Participant for Good Reason (as defined in any employment, severance, consulting, or other similar agreement between the Participant and the Service Recipient in effect at the time of such Termination), in each case, within twenty-four (24) months following a Change in Control, any outstanding PSUs shall immediately vest (i) based on actual performance for any Performance Period that has been completed prior to the date of such Termination; and (ii) at the greater of Target or actual performance for all remaining Performance Periods, and be settled in accordance with Section 3 of the Performance Stock Unit Agreement, subject to the Release Condition. For purposes of the PSUs granted under the Grant Notice, the merger between the Company and legacy Republic Airways Holdings Inc., which closed on November 24, 2025, shall be deemed to be a Change in Control solely for purposes of this paragraph.
Release Condition. For purposes of this Appendix A, the “Release Condition” shall mean the execution, delivery to the Company and non-revocation of a release of claims by the Participant (or, if applicable, the Participant’s estate or legal representative, in such capacity) in the form and substance determined by the Committee (and the expiration of any revocation period contained in such release of claims) within sixty (60) days following the date of the Participant’s Termination.
Employment Agreement. Notwithstanding anything herein to the contrary, in the event that the Participant is party to an employment, severance, consulting, or other similar agreement with the Service Recipient that is in effect at the time of Participant’s Termination and provides for more favorable treatment of the PSUs granted hereunder upon such Termination, the terms of such agreement shall prevail to the extent there are any conflicts between such agreement and the Grant Notice.

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
REPUBLIC AIRWAYS HOLDINGS INC.
2025 EQUITY INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Republic Airways Holdings Inc. 2025 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units at target performance provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one (1) share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half (2.5) months) following the applicable vesting date, one (1) share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Restricted Stock Units Upon Termination. Subject to the Grant Notice, the provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination as a result of the Participant’s death, unvested Restricted Stock Units (if any) will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Restricted Stock Units, and if the Committee fails to make such determination, the unvested Restricted Stock Units will terminate without further action at the end of such period.

5.Company; Participant.
(a)The term “Company” as used in this Performance Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 12(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 12(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 12(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 12(d) of the Plan are incorporated herein by reference and made a part hereof.
9.Notice. Every notice and/or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and/or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices and/or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and/or communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

12.Waiver and Amendments. Except as otherwise set forth in Section 11 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company within thirty (30) days following written notice from the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.
14.Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
15.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and/or provisions of the Plan and the terms and/or provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
16.Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the grant of the Restricted Stock Units hereunder and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
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